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FOR IMMEDIATE RELEASE
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For more information, contact:

John A. Willoughby                             or    Dan Pecchia or Jim Cyphert
VP of Human Resources & Corporate Relations          Innis Maggiore Group
Republic Engineered Products                         (330) 702-0490
(330) 670-3007                                       dan@innismaggiore.com
jwilloughby@republicengineered.com                   jim@innismaggiore.com



       REPUBLIC ANNOUNCES PLANS TO RESTART BACKUP BLAST FURNACE IN LORAIN
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     FAIRLAWN, Ohio (August 28, 2003) - Republic Engineered Products LLC, North
America's leading producer of special bar quality steel, today announced plans to restart a backup blast furnace at its Lorain plant to replace a furnace that, as previously disclosed, was damaged and shut down during the Northeast power blackout on August 14.

     Republic is implementing procedures to restart its No. 4 furnace and expects to resume iron and steel production at Lorain by the middle of September. With the No. 3 blast furnace down, Republic has shifted some production to other facilities to meet customer demand. Republic is also pursuing an insurance claim related to the cost and damage associated with the August 14 incident.

     "Our goal is to resume iron and steel production in Lorain as quickly as possible, and we have determined that restarting our idle No. 4 furnace can be accomplished faster and more cost effectively than repairing the damaged No. 3 furnace, although assessment of repairs to that furnace are continuing," said James T. Kuntz, manager of the Lorain plant.

     Joseph F. Lapinsky, president and chief executive officer, added, "We appreciate the support and patience of our customers and suppliers as we work diligently to address this situation with maximum speed and effectiveness. Our employees responded with professionalism and dedication in the immediate aftermath of the power outage and explosion at Lorain, and others have stepped up at other locations in order to maintain operations."

                                     -more-


3770 Embassy Parkway
 Akron, Ohio 44333-8367
  PH 1 (330) 670-3000
   PH 2 (800-232-7157
    FAX (330) 670-3106
      WEB www.republicengineered.com





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     Republic Engineered Products LLC is North America's leading supplier of special bar quality (SBQ) steel, a highly engineered product used in axles, drive trains, suspensions and other critical components of automobiles, off-highway vehicles and industrial equipment. With headquarters in Fairlawn, Ohio, the company operates steelmaking centers in Canton and Lorain, Ohio, and value-added rolling and finishing facilities in Canton, Lorain and Massillon, Ohio; Lackawanna, N.Y.; and Gary, Ind. Republic employs approximately 2,400 people.

     All statements other than statements of historical fact included in this release, including statements regarding our future financial position, results of operations, business strategy, budgets, projected costs and plans and objectives or future operations, are forward-looking statements. In addition, these forward-looking statements generally can be identified by the use of forward-looking terms such as "may," "will," "expect," "intend," "estimate," "anticipate," "forsee," "project," "plan," or "believe" or the negative of these words or variations on these words or similar phrases. We have based these forward-looking statements on our current assumptions, expectations and projections about future events, which are subject to risks and uncertainties. We caution that a variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements, including the factors identified in Republic's filings with the Securities and Exchange Commission.

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3770 Embassy Parkway
 Akron, Ohio 44333-8367
  PH 1 (330) 670-3000
   PH 2 (800-232-7157
    FAX (330) 670-3106
      WEB www.republicengineered.com